UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

The information provided in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 14, 2007, Hudson Highland Group, Inc. (the “Company”) completed the sale (the “Sale”) of all of the outstanding shares of its Netherlands reintegration subsidiary, Hudson Human Capital Solutions B.V. (“HHCS”) to Workx! Holding B.V. (“Workx”). The Sale was pursuant to a Share Purchase Agreement (the “Agreement”), dated December 14, 2007, between the Company’s subsidiary, Hudson Europe B.V., and Workx. Workx is controlled by Max Schep, the Chief Executive Officer of HHCS, Saskia Brasser, the Director Sales of HHCS, and Marielle Bierens de Haan-Ijzerman, the Director HR and Director Operation of HHCS.

At the closing of the Sale, the Company received from Workx 0.5 million euro (or $0.7 million) in cash. The Agreement provides for contingent payments by Workx to the Company of up to 0.2 million euro subject to the achievement by HHCS of certain earnings before interest, tax, depreciation and amortization (“EBITDA”) targets in 2008 and 2009. The aggregate amount of such consideration for the shares of HHCS was determined as a result of Workx being the only viable bidder after an auction process. The estimated gain before income taxes on the Sale is expected to be approximately $5.0 million which includes approximately $7.4 million of accumulated foreign currency translation gains previously deferred and now reclassified in accordance with SFAS No. 52, “Foreign Currency Translation” as a result of the sale of the entity, offset by severance and professional fees of approximately $1.6 million. The gain on sale and results from HHCS’ operations will be included in the results from discontinued operations in future filings.

The description of the Agreement set forth above is qualified by reference to the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein. A copy of the press release the Company issued on December 20, 2007, announcing the Sale is filed as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Unaudited pro forma financial information.

The unaudited pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.2 and incorporated by reference herein.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

2.1	Share Purchase Agreement, dated as of December 14, 2007, between Hudson Europe B.V. and Workx! Holding B.V. [The schedules to this document are not being filed herewith. Hudson Highland Group, Inc. agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.]

99.1	Press Release of Hudson Highland Group, Inc. issued on December 20, 2007.

99.2	Unaudited pro forma financial information of Hudson Highland Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: December 20, 2007	By:	/s/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and Chief Financial Officer

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HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
2.1	Share Purchase Agreement, dated as of December 14, 2007, between Hudson Europe B.V. and Workx! Holding B.V. [The schedules to this document are not being filed herewith. Hudson Highland Group, Inc. agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.]

99.1	Press Release of Hudson Highland Group, Inc. issued on December 20, 2007.

99.2	Unaudited pro forma financial information of Hudson Highland Group, Inc.

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